UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2024

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2024, STAG Industrial, Inc., a Maryland corporation (the “Company”), and its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, entered into the second amended and restated term loan agreement with Wells Fargo Bank, National Association, and the other lenders named therein, to amend and restate that certain amended and restated term loan agreement, dated as of September 1, 2022, related to the Company’s $200 million unsecured term loan that was set to mature on January 12, 2025 (“Unsecured Term Loan F”).

The Company entered into the second amended and restated term loan agreement to: (i) extend the maturity date to March 25, 2027, with two one-year extension options, subject to certain conditions; and (ii) provide that borrowings under the Unsecured Term Loan F will, at the Company’s election, bear interest based on a Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR (each as defined in the loan agreement), which interest rate will be increased by 0.10% for any SOFR Loan (as defined in the loan agreement), plus an applicable spread based on the Company’s debt rating and leverage ratio (each as defined in the loan agreement), less a sustainability-related adjustment, if applicable. As of March 25, 2024, the Unsecured Term Loan F had a stated annual interest rate equal to the Adjusted Term SOFR for an interest period of one month, which includes an adjustment of 0.10%, plus a spread of 0.85%, less a sustainability-related adjustment of 0.02%. As of March 25, 2024, the Adjusted Term SOFR for the Unsecured Term Loan F was swapped to a fixed rate (including the 0.10% adjustment) of 2.94% until January 15, 2025 and 4.83% from January 15, 2025 through March 25, 2027. Other than the maturity date and interest rates, the material terms of the Unsecured Term Loan F remain unchanged.

The foregoing description of the Unsecured Term Loan F does not purport to be complete and is qualified in its entirety by reference to the loan agreement attached as Exhibit 10.1 hereto.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Term Loan Agreement, dated as of March 25, 2024
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: March 28, 2024	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary